QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 16.1

April 10, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on April 4, 2002, to be filed by our former client, PracticeWorks, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Atlanta, Georgia

QuickLinks

  EXHIBIT 16.1